Exhibit 99.2
CHARTER COMMUNICATIONS HOLDINGS, LLC and
CCH I HOLDINGS, LLC
Offer to Exchange
$150,704,000 Principal Amount of 11.125% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 11.125% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005,
$470,907,287 Principal Amount of 9.920% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 9.920% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005,
$299,098,000 Principal Amount of 10.00% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 10.00% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005,
$814,590,000 Principal Amount of 11.75% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 11.75% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005,
$580,671,000 Principal Amount of 13.50% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 13.50% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005, and
$216,719,000 Principal Amount of 12.125% Senior Accreting Notes due 2015 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding and 12.125% Senior Accreting Notes due 2015 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005
and
CHARTER COMMUNICATIONS HOLDINGS, LLC and
CCH I, LLC
Offer to Exchange
$3,525,000,000 in Principal Amount of 11.00% Senior Secured Notes due 2015 of CCH I, LLC and CCH I Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 11.00% Senior Secured Notes due 2015 issued by CCH I, LLC and CCH I Capital Corp. on September 28, 2005
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2006, UNLESS EXTENDED (THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. AFTER THE EXPIRATION DATE HAS BEEN EXTENDED, OUTSTANDING NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE.
To Our Clients:
      We are enclosing herewith a Prospectus, dated February      , 2006 (the “Prospectus”), of CCH I Holdings, LLC, a Delaware limited liability company, and CCH I, LLC, a Delaware limited liability company (together, the “Issuers”), and related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”) relating to the offer by the Issuers to exchange their new notes to be issued in the Exchange Offer (the “new notes”), registered under the Securities Act of 1933, for a like aggregate principal amount of their issued and outstanding notes (the “outstanding notes”), which are not registered under the Securities Act of 1933, upon the terms and subject to the conditions set forth in the Exchange Offer.
      The Exchange Offer is not conditioned upon any minimum number of outstanding notes being tendered.
      We are the holder of record of outstanding notes held by us for your own account. A tender of such outstanding notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender outstanding notes held by us for your account.
      We request instructions as to whether you wish to tender any or all of the outstanding notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.
      Pursuant to the Letter of Transmittal, each holder of outstanding notes will represent to the Issuers that (i) the new notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business, (ii) neither the holder nor any such other person is engaging in or intends to engage in the distribution of the new notes, (iii) neither the holder nor any such person has an arrangement or understanding with any person to participate in the distribution of such new notes, and (iv) neither the holder nor any such other person is an “affiliate” of the Issuers as defined in Rule 405 under the Securities Act or, if the holder is an “affiliate,” that the holder will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable. If the holder is a broker-dealer (whether or not it is also an “affiliate”) that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such new notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act of 1933.

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